Exhibit 16.1

April 14, 2003

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Gentlemen:

Please allow this letter to confirm that the auditor/client relationship between Victor Industries and David Tow CPA has ceased.

Please also be advised that there are no material disagreements or conflicts with respect to our engagement with Victor Industries.

We have read and agree with the comments in Item 4 of the Form 8-K dated April 15, 2003.


                                        David Tow CPA
                                        Florida